UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2014, Dairyland USA Corporation (“Dairyland”), The Chefs’ Warehouse Mid-Atlantic, LLC (“CW Mid-Atlantic”), Bel Canto Foods, LLC (“Bel Canto”), The Chefs’ Warehouse West Coast, LLC (“CW West Coast”) and The Chefs’ Warehouse of Florida, LLC (“CW Florida”, and together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, the “Borrowers”), JP Morgan Chase Bank N.A. (“JP Morgan”) and the lenders from time to time party thereto (the “Lenders”) entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Credit Agreement dated as of April 25, 2012 by and among the Borrowers, JP Morgan and the Lenders (the “Amended and Restated Credit Agreement”).

Amendment No. 1 amends the Amended and Restated Credit Agreement to (i) permit a subsidiary of The Chefs’ Warehouse, Inc. (the “Company”) to incur up to $15,000,000 of permitted indebtedness and associated liens to obtain construction and permit mortgage financing for a new warehouse facility in Las Vegas, Nevada and (ii) increase the basket for additional indebtedness that is not otherwise permitted by the terms of the Amended and Restated Credit Agreement from $5,000,000 to $10,000,000.

Each of the Company’s subsidiaries that guarantee the Borrowers’ obligations under the Amended and Restated Credit Agreement consented to the Borrowers’ entering into Amendment No. 1 to the Amended and Restated Credit Agreement.

On July 23, 2014, Dairyland, CW Mid-Atlantic, Bel Canto, CW West Coast and CW Florida (the “Issuers”), along with the Company’s subsidiaries that guarantee the Issuers’ obligations thereunder, entered into an Amendment No. 1 to the Note Purchase and Guarantee Agreement dated as of April 17, 2013 (the “Note Purchase and Guarantee Agreement”) among the Issuers, the Company’s subsidiaries that guarantee the Issuer’s obligations thereunder and the Prudential Insurance Company of America and certain of its affiliates to permit a subsidiary of the Company to incur up to $15,000,000 of indebtedness and associated liens to obtain construction and permit mortgage financing for a new warehouse in Las Vegas, Nevada and to increase the basket for additional indebtedness that is not otherwise permitted by the terms of the Note Purchase and Guarantee Agreement from $5,00,000 to $10,000,000.

The foregoing descriptions of Amendment No. 1 to the Amended and Restated Credit Agreement and Amendment No. 1 to the Note Purchase and Guarantee Agreement are qualified in their entirety by reference to the copies thereof filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1, dated as of July 23, 2014, to the Amended and Restated Credit Agreement dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.
10.2	Amendment No. 1, dated as of July 23, 2014, to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Issuers, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse Midwest, LLC, Michael’s Finer Meats Holdings, LLC, and Michael’s Finer Meats, LLC, as the Initial Guarantors, The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Arizona Reinsurance Captive Company, and Prudential Retirement Insurance and Annuity Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name:	John D. Austin
Title:	Chief Financial Officer

Date: July 28, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1, dated as of July 23, 2014, to the Amended and Restated Credit Agreement dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.2	Amendment No. 1, dated as of July 23, 2014, to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Issuers, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse Midwest, LLC, Michael’s Finer Meats Holdings, LLC, and Michael’s Finer Meats, LLC, as the Initial Guarantors, The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Arizona Reinsurance Captive Company, and Prudential Retirement Insurance and Annuity Company